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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 30, 1999

                               THE AES CORPORATION
             (exact name of registrant as specified in its charter)

      DELAWARE                   0-19281                    54-1163725
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)

               Registrant's telephone number, including area code:
                                 (703) 522-1315

                                 NOT APPLICABLE
          (Former Name or Former Address, if changed since last report)



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ITEM 2.   ACQUISITION OF ASSETS

In August 1999, a subsidiary of The AES Corporation ("AES") entered into a definitive agreement for the acquisition of the Drax Power Station from National Power. All shareholder and regulatory approvals required to complete the acquisition were obtained, and the acquisition was completed on November 30, 1999. The Drax Power Station is a 3,960 MW coal-fired power plant located in the Northeast of England. AES will continue to operate the Drax Power Station as a coal-fired, base load generating facility. The table below shows selected operating data of the Drax Power Station for years ended March 31, 1996, 1997, 1998, and 1999.

----------------------------------------------------- ------------ ----------- ------------ -----------
                                                YEAR     1996         1997        1998         1999
----------------------------------------------------- ------------ ----------- ------------ -----------
NET GENERATION                                          27,858       27,288      23,667       23,759
(GWhr/Yr)
----------------------------------------------------- ------------ ----------- ------------ -----------
EQUIVALENT AVAILABILITY FACTOR                          88.21%       88.64%      87.00%       87.30%
(% of time a unit was available for generation)
----------------------------------------------------- ------------ ----------- ------------ -----------
NET CAPACITY FACTOR                                     81.40%       81.10%      70.20%       70.50%
(% of actual net generation to potential max. net
generation)
----------------------------------------------------- ------------ ----------- ------------ -----------
FORCED OUTAGE RATE                                       6.39%       8.99%        4.40%       6.40%
(an unplanned failure or condition requiring the
unit to be removed from service)
----------------------------------------------------- ------------ ----------- ------------ -----------
NET HEAT RATE                                            8732         8774        9917         8877
(in BTUs per KWH - a measure of efficiency)
----------------------------------------------------- ------------ ----------- ------------ -----------
PRODUCTION COSTS                                        $818.7m      $791.4m     $731.7m      $637.4m
(operations, maintenance, and fuel costs)
----------------------------------------------------- ------------ ----------- ------------ -----------

A subsidiary of AES, AES Drax Ltd., agreed to pay National Power approximately $3 billion for all the assets at the Drax Power Station including the 3,960 MW coal fired plant, the land the power station resides on, as well as a limited amount of inventory, including coal stocks. The acquisition was financed with approximately 80% non-recourse debt and 20% equity. The non-recourse debt is composed of a mixture of senior bank loans arranged by Chase Manhattan PLC, Deutsche Bank AG (London Branch), and The Industrial Bank of Japan, Ltd. and a subordinated bridge loan arranged by Goldman Sachs and Donaldson, Lufkin & Jenrette. The 15-year, $2 billion, non-recourse senior bank loan will be denominated in the Pound Sterling, which is the functional currency of the Drax Power Station, and a Fixed/Floating Amortizing SWAP will be set up with a notional value equal to the amount of the loan. The subordinated bridge loan of approximately $400 million is also denominated in sterling and is expected to be refinanced early next year. The consideration paid to National Power was determined through arms'-length negotiations between AES Drax Ltd. and National Power.

An audited balance sheet of the assets acquired at the acquisition date on November 30, 1999, reflecting the allocation of the purchase price including the financing and equity contribution, will be filed in an amendment to this Form 8-K, as soon as practicable. It is impracticable to prepare full audited financial statements for the Drax Power Station, because National Power managed its generating capacity on a portfolio basis rather than on an individual plant basis. Revenue recognized by National Power was not allocated to a particular plant. The Drax Power Station was not accounted for as a separate legal entity and stand-alone financial information was never prepared. Therefore, audited historical financial statements of the Drax Power Station will not be filed in the amendment to this Form 8-K.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                          THE AES CORPORATION

   Date: December 14, 1999                  By /s/ William Luraschi
                                               --------------------
                                                 (signing officer)